Supplemental Financial Information Q4 2019 February 13, 2020 Exhibit 99.2

Forward Looking Statements and Other Disclosures This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond management’s control. These forward-looking statements may include information about possible or assumed future results of Apollo Commercial Real Estate Finance, Inc.’s (the “Company,” “ARI,” “we,” “us” and “our”) business, financial condition, liquidity, results of operations, plans and objectives. When used in this presentation, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: ARI’s business and investment strategy; ARI’s operating results; ARI’s ability to obtain and maintain financing arrangements; and the return on equity, the yield on investments and risks associated with investing in real estate assets including changes in business conditions and the general economy. The forward-looking statements are based on management’s beliefs, assumptions and expectations of future performance, taking into account all information currently available to ARI. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ARI. Some of these factors are described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in ARI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. If a change occurs, ARI’s business, financial condition, liquidity and results of operations may vary materially from those expressed in ARI’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for management to predict those events or how they may affect ARI. Except as required by law, ARI is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation contains information regarding ARI’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Operating Earnings and Operating Earnings per share. Please refer to slide 19 for a definition of “Operating Earnings” and the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures set forth on slide 18. This presentation may contain statistics and other data that in some cases has been obtained from or compiled from information made available by third-party service providers. ARI makes no representation or warranty, expressed or implied, with respect to the accuracy, reasonableness or completeness of such information. Past performance is not indicative nor a guarantee of future returns. Index performance and yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors (such as number and types of securities). Indices are unmanaged, do not charge any fees or expenses, assume reinvestment of income and do not employ special investment techniques such as leveraging or short selling. No such index is indicative of the future results of any investment by ARI.

Q4 Highlights See footnotes on page 19 Financial Results Net income available to common stockholders of $68.5 million, or $0.42 per diluted share of common stock Operating Earnings1 of $70.9 million, or $0.46 per diluted share of common stock Net interest income of $81.4 million Book value per share of common stock of $16.03 Dividend Common stock dividend of $0.46 per share in Q4 2019, with an announced dividend of $0.40 per share in Q1 2020 8.7% annualized yield based upon announced Q1 2020 dividend and closing stock price on February 12, 2020 Loan Originations Committed capital to $2.2 billion of commercial real estate loans, $1.2 billion of which was funded during the fourth quarter Funded $143.3 million for loans closed prior to the fourth quarter For the full year ended December 31, 2019, committed capital to $4.2 billion of commercial real estate loans, $3.0 billion of which has been funded Loan Portfolio Total loan portfolio of $6.4 billion Weighted average unlevered all-in yield2,a of 7.4% 95% of loans have floating interest rates Capitalization Entered into a repurchase agreement with Barclays Bank PLC, bringing total financing capacity to $4.3 billion with six counterparties Total common equity market capitalization3 of $2.8 billion at December 31, 2019 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD

Financial Summary

Income Statement						
	Three months ended			Twelve months ended		
($ and shares in mm, except for per share data)	12/31/19	12/31/18	% Change	12/31/19	12/31/18	% Change
Net interest income	$81.4	$77.8	4.6%	$334.5	$289.3	15.6%
Net income available to common stockholders	68.5	46.2	48.3%	211.6	192.6	9.9%
Diluted weighted average shares of common stock outstanding	182.1	163.9	11.1%	175.8	153.8	14.3%
Net income per diluted share of common stock[4]	**$0.42**	**$0.34**	**23.5%**	**$1.40**	**$1.48**	**(5.4%)**
Operating Earnings[1]	70.9	61.9	14.5%	268.4	223.4	20.1%
Diluted weighted average shares of common stock outstanding – Operating Earnings	155.3	135.5	14.6%	148.7	125.8	18.2%
Operating Earnings[1] per diluted share of common stock	**$0.46**	**$0.46**	**0.0%**	**$1.80**	**$1.78**	**1.1%**
Operating Earnings[1], excluding realized loss on investments and loss on early extinguishment of debt	70.9	61.9	14.5%	280.9	226.0	24.3%
Operating Earnings[1], excluding realized loss on investments and loss on early extinguishment of debt, per diluted share of common stock	**$0.46**	**$0.46**	**0.0%**	**$1.89**	**$1.80**	**5.0%**

Balance Sheet			
($ in mm, except for per share data)	12/31/19	12/31/18	Change
Investments at Amortized Cost, net	$6,375	$4,928	29.4%
Invested Net Equity at Cost[5]	3,280	3,031	8.2%
Common Stockholders' Equity	2,461	2,168	13.5%
Preferred Stockholders' Equity (liquidation preference)	169	342	(50.6%)
Convertible Senior Notes, net	562	592	(5.1%)
Senior Secured Term Loan, net[6]	488	-	NA
Secured Debt Arrangements, net[7]	3,078	1,880	63.7%
Debt to Equity[8]	**1.4x**	**0.9x**	**0.5x**
Fixed Charge Coverage[9]	**2.5x**	**2.7x**	**(7.4%)**
Book Value per share of common stock[10]	**$16.03**	**$16.20**	**(1.0%)**

See footnotes on page 19

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Q4 Investment Activity See footnotes on page 19 Q4 19 Investment Summary Outstanding Portfolio (QTD) Loans Closed 9 Commitments to New Loans (100% Mortgages) $2,242 Weighted Average Unlevered All-in Yield2,a 5.6% Weighted Average Loan-to-Value (“LTV”)11 65% Add-on Fundings12 $143 ($ in mm) 14 $260 mm net portfolio growth ($ in mm) a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD

2019 2018 Loans Closed 26 27 Commitments to New Loans $4,207 $2,972 Weighted Average Unlevered All-in Yield2,a - First Mortgage 5.6% 7.8% Weighted Average Unlevered All-in Yield2,a - Subordinate 10.6% 10.9% Weighted Average Loan-to-Value (“LTV”)11 63% 58% Add-on Fundings16 $416 $281 2019 Investment Activity See footnotes on page 19 2019 Investment Summary Outstanding Portfolio (YTD) ($ in mm) $1,447 mm net portfolio growth 14 ($ in mm) 15 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD

Summary of New Investments Q4 Investment and Repayment Activity See footnotes on page 19 £675.5 million ($877.7 million)17 of a senior mortgage, which is part of a £725.5 million ($942.7 million)17 floating-rate senior mortgage (none of which was funded at closing) for the development of a residential and hotel-led, mixed-use property in Central London, U.K., and £62.2 million ($80.9 million)17 of a mezzanine loan (all of which was funded at closing), which is part of an £124.5 million ($161.7 million)17 floating-rate mezzanine loan. These loans repaid our existing £160.0 million ($208.1 million)17 pre-development loan from 2017 for the same property. Subsequent to quarter end, the £62.2 million mezzanine loan was sold at cost £250.0 million ($328.3 million)17 of a £310.0 million floating-rate senior mortgage loan (all of which was funded at closing) secured by a retail and office building on Oxford Circus in Central London, U.K. €266.5 million ($295.1 million)17 of a €1.6 billion floating-rate senior mortgage loan (€217.1 million ($241.3 million)17 of which was funded at closing) secured by a portfolio of hotels located throughout Spain £195.5 million ($253.4 million)17 of a £251.5 million floating-rate senior mortgage loan (£172.9 million ($224.1 million)17 of which was funded at closing) secured by a portfolio of senior care homes located across the United Kingdom. The loan repaid our £37.6 million ($48.7 million)17 mezzanine loan from 2015 $150.0 million floating-rate senior mortgage construction loan ($108.2 million of which was funded at closing) secured by a condominium building located in the Beacon Hill section of Boston, MA $82.2 million floating-rate senior mortgage condo inventory loan (all of which was funded at closing) secured by a condominium building located on the Upper East Side of New York, NY. A portion of the loan repaid our $25.0 million mezzanine loan from 2017 for the same property £59.0 million ($76.6 million)17 floating-rate senior mortgage loan (£57.8 million ($75.1 million)17 of which was funded at closing) secured by a mixed use property in Central London, U.K. The loan repaid our £33.0 million ($42.9 million)17 senior mortgage loan from 2017 for the same property $60.0 million floating-rate senior mortgage loan (all of which was funded at closing) secured by a hotel in Tucson, AZ £28.7 million ($37.7 million)17 floating-rate senior pre-development loan (£24.0 million ($31.5 million)17 of which was funded at closing) secured by an office and data center complex in Edinburgh, Scotland Summary of Repayments $221.3 million floating-rate senior construction loan secured by an office building in New York, NY $210.2 million floating-rate senior mortgage loan secured by a hotel in New York, NY Two mezzanine loans aggregating to $152.6 million secured by an urban retail condominium in New York, NY $83.4 million floating-rate senior mortgage loan secured by a residential, for-sale condo property in Brooklyn, NY $72.2 million floating-rate mezzanine loan secured by a portfolio of water park resorts $19.6 million floating-rate mezzanine loan secured by a hotel in Burbank, CA $109.7 million in partial repayments (aside from the full loan repayments as part of New Investments above), $109.3 million of which were from first mortgage loans and $0.4 million of which were from subordinate loans

($ in mm) 12/31/2019 9/30/2019 12/31/2018 Number of Loans 72 Loans 74 Loans 69 Loans Amortized Cost $6,375 $6,115 $4,928 Invested Net Equity at Cost5 $3,280 $3,555 $3,031 Unfunded Loan Commitments13 $1,953 $1,073 $1,096 Weighted Average Unlevered All-in Yield on Loan Portfolio2,a 7.4% 8.2% 9.3% Weighted average remaining fully-extended term18 3.3 Years 3.1 Years 2.8 Years Loan Position by Invested Net Equity at Amortized Cost Commercial Real Estate Loan Portfolio Overview See footnotes on page 19 Loan Position at Amortized Cost 15 15 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD

Commercial Real Estate Loan Portfolio Diversification See footnotes on page 19 Geographic Diversification by Amortized Cost ($ in mm) 19 Property Type by Amortized Cost a a a) Other US includes the following geographies: Southwest, Northeast, and Mid-Atlantic b b) Other includes the following property types: Multifamily, Mixed Use, Industrial, Retail Center

See footnotes on page 19 Weighted Average All-in Yield2,a on Senior Loans – 6.0% Senior Loan Portfolio Overview ($ in mm) 22 21 22 13 20 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD $

Subordinate Loan15 Portfolio Overview See footnotes on page 19 Weighted Average All-in Yield2,a on Subordinate Loans15 – 14.1% TOTAL PORTFOLIO WEIGHTED AVERAGE: All-in Yield2,a – 7.4% ($ in mm) 21 23 23 13 20 a) Excludes benefit of forward points on currency hedges related to loans denominated in currencies other than USD $

Loan Portfolio Maturity Profile See footnotes on page 19 Fully Extended Loan Maturities and Estimated Future Fundings24,25,26 ($ in mm)

Capital Structure Overview See footnotes on page 19 Debt to Equity Ratio8: 1.4x Fixed Charge Coverage9: 2.5x ~$7.1 Billion Total Capitalization Capital Structure Detail Capital Structure Composition ($ in mm) 29 $2,808 $3,096 $498 $575 $169 a) After September 2020, rate changes to the greater of: 8.00% and a floating rate equal to 3-month LIBOR + 6.46% a 3

Unallocated Credit Approved and Undrawn Credit Capacity Cash See footnotes on page 19 Liquidity ($ in mm) 30 31 32 Total Available Capital Total Potential Liquidity

Interest Rate Sensitivity See footnotes on page 19 Rate Profile of Loan Portfolio24 Net Interest Income Sensitivity to USD LIBOR33 LIBOR floors partially offset impact from decline in USD LIBOR Increasing LIBOR increases earnings

Financials

(in thousands - except share data) December 31, 2019 December 31, 2018 Assets: Cash and cash equivalents $452,282 $109,806 Commercial mortgage loans, net (includes $4,852,087 and $3,197,900 pledged as collateral under secured debt arrangements in 2019 and 2018, respectively) 5,326,967 3,878,981 Subordinate loans and other lending assets, net 1,048,126 1,048,612 Other assets 52,716 33,720 Loan proceeds held by servicer 8,272 1,000 Derivative assets, net — 23,700 Total Assets $6,888,363 $5,095,819 Liabilities and Stockholders' Equity Liabilities: Secured debt arrangements, net (net of deferred financing costs of $17,190 and $17,555 in 2019 and 2018, respectively) $3,078,366 $1,879,522 Convertible senior notes, net 561,573 592,000 Senior secured term loan, net (net of deferred financing costs of $7,277 and $0 in 2019 and 2018, respectively) 487,961 — Accounts payable, accrued expenses and other liabilities 100,712 104,746 Derivative liabilities, net 19,346 — Payable to related party 10,430 9,804 Total Liabilities 4,258,388 2,586,072 Stockholders’ Equity: Preferred stock, $0.01 par value, 50,000,000 shares authorized: Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 liquidation preference) 68 68 Series C preferred stock, 0 and 6,900,000 shares issued and outstanding ($0 and $172,500 liquidation preference in 2019 and 2018), respectively — 69 Common stock, $0.01 par value, 450,000,000 shares authorized, 153,537,296 and 133,853,565 shares issued and outstanding in 2019 and 2018, respectively 1,535 1,339 Additional paid-in-capital 2,825,317 2,638,441 Accumulated deficit (196,945) (130,170) Total Stockholders’ Equity 2,629,975 2,509,747 Total Liabilities and Stockholders’ Equity $6,888,363 $5,095,819 Consolidated Balance Sheets

(in thousands - except share data and per share data) Three months ended Year ended December 31, 2019 December 31, 2018 December 31, 2019 December 31, 2018 Net interest income: Interest income from commercial mortgage loans $85,595 $75,275 $322,475 $263,709 Interest income from subordinate loans and other lending assets 39,630 34,944 164,933 140,180 Interest expense (43,779) (32,413) (152,926) (114,597) Net interest income $81,446 $77,806 $334,482 $289,292 Operating expenses: General and administrative expenses (includes equity-based compensation of $3,813 and $15,897 in 2019 and $2,184 and $13,588 in 2018, respectively) (5,533) (3,977) (24,097) (20,470) Management fees to related party (10,428) (9,804) (40,734) (36,424) Total operating expenses ($15,961) ($13,781) ($64,831) ($56,894) Other income 682 465 2,113 1,438 Provision for loan losses and impairments, net of reversals — (15,000) (20,000) (20,000) Realized loss on investments — — (12,513) — Foreign currency gain (loss) 39,830 (6,761) 19,818 (30,335) Loss on early extinguishment of debt — — — (2,573) Gain (loss) on foreign currency forwards (includes unrealized gains (losses) of $(40,605) and $(28,576) in 2019 and $8,359 and $29,345 in 2018, respectively) (43,044) 10,261 (14,425) 39,058 Unrealized gain (loss) on interest rate swap 8,950 — (14,470) — Net income $71,903 $52,990 $230,174 $219,986 Preferred dividends (3,386) (6,835) (18,525) (27,340) Net income available to common stockholders $68,517 $46,155 $211,649 $192,646 Net income per basic share of common stock $0.44 $0.34 $1.41 $1.52 Net income per diluted share of common stock $0.42 $0.34 $1.40 $1.48 Basic weighted-average shares of common stock outstanding 153,537,074 133,852,915 146,881,231 124,147,073 Diluted weighted-average shares of common stock outstanding 182,070,345 163,900,633 175,794,896 153,821,515 Dividend declared per share of common stock $0.46 $0.46 $1.84 $1.84 Consolidated Statements of Operations

Reconciliation of GAAP Net Income to Operating Earnings[1]

(in thousands - except share and per share data)	Three months ended		Year ended	
Operating Earnings[1]:	**December 31, 2019**	**December 31, 2018**	**December 31, 2019**	**December 31, 2018**
Net income available to common stockholders	**$68,517**	**$46,155**	**$211,649**	**$192,646**
Adjustments:				
Equity-based compensation expense	3,813	2,184	15,897	13,588
Unrealized (gain) loss on interest rate swap	(8,950)	—	14,470	—
(Gain) loss on foreign currency forwards	43,044	(10,261)	14,425	(39,058)
Foreign currency (gain) loss, net	(39,830)	6,761	(19,818)	30,335
Realized gains relating to interest income on foreign currency hedges, net[34]	290	535	1,904	867
Realized gains relating to forward points on foreign currency hedges, net	3,237	635	6,789	1,068
Amortization of the convertible senior notes related to equity reclassification	743	934	3,105	3,958
Provision for loan losses and impairments, net of reversal	—	15,000	20,000	20,000
Total adjustments:	**2,347**	**15,788**	**56,772**	**30,758**
Operating Earnings[1]	**$70,864**	**$61,943**	**$268,421**	**$223,404**
Realized loss on investments	—	—	12,513	—
Loss on early extinguishment of debt	—	—	—	2,573
Operating Earnings[1] excluding realized loss on investments and loss on early extinguishment of debt	**$70,864**	**$61,943**	**$280,934**	**$225,976**
Weighted-average diluted shares - Operating Earnings				
Weighted-average diluted shares – GAAP	182,070,345	163,900,633	175,794,896	153,821,515
Weighted-average unvested RSUs	1,809,871	1,598,665	1,836,210	1,612,676
Reversal of hypothetical conversion of the Notes	(28,533,271)	(30,047,718)	(28,913,665)	(29,674,442)
Weighted-average diluted shares - Operating Earnings	**155,346,945**	**135,451,580**	**148,717,441**	**125,759,749**
Operating Earnings[1] Per Share	**$0.46**	**$0.46**	**$1.80**	**$1.78**
Operating Earnings,[1] excluding realized loss on investments and loss on early extinguishment of debt, Per Share	**$0.46**	**$0.46**	**$1.89**	**$1.80**

Computation of Share Count for Operating Earnings[1]				
Basic weighted-average shares of common stock outstanding	153,537,074	133,852,915	146,881,231	124,147,073
Weighted-average unvested RSUs	1,809,871	1,598,665	1,836,210	1,612,676
Weighted-average diluted shares - Operating Earnings	**155,346,945**	**135,451,580**	**148,717,441**	**125,759,749**

See footnotes on page 19

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Footnotes

1. Operating Earnings is a non-GAAP financial measure that we define as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of our convertible senior notes to stockholders' equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Please see slide 18 for a reconciliation of GAAP net income to Operating Earnings and Operating Earnings excluding realized loss on investments and loss on early extinguishment of debt. Beginning with the quarter ended December 31, 2018, we modified our definition of Operating Earnings to include the impact from forward points on our foreign currency hedges, which reflect the interest rate differentials between the applicable base rate for our foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts may not be included in GAAP net income in the same period as this adjustment. Generally these amounts would be included in prior period GAAP net income as unrealized gains on forward currency contracts.
2. Weighted Average Unlevered All-in Yield on the loan portfolio is based on the applicable benchmark rates as of December 31, 2019 on the floating rate loans and includes accrual of origination, extension, and exit fees. For non-US deals, yield excludes incremental forward points impact from currency hedging.
3. Common equity market capitalization represents shares of common stock outstanding times the closing stock price on December 31, 2019.
4. Refer to our 10-K financials for the calculation of our net income per diluted share of common stock.
5. Invested Net Equity at Cost is the amortized cost of loans less principal balance of secured debt arrangements; does not include debt secured by proceeds held by servicer.
6. Total secured term loan balance less $7,277 at December 31, 2019 in deferred financing costs.
7. Total debt balance less $17,190 and $17,555 at December 31, 2019 and December 31, 2018, respectively, in deferred financing costs.
8. Represents total debt, less cash and loan proceeds held by servicer divided by total stockholders' equity.
9. Fixed charge coverage is EBITDA divided by interest expense and preferred stock dividends.
10. Book value per share of common stock is common stockholders' equity divided by shares of common stock outstanding.
11. Reflects LTV as of date loans were originated or acquired.
12. For loans closed prior to Q4 2019.
13. Unfunded loan commitments are primarily funded to finance property improvements or lease-related expenditures by the borrowers. These future commitments are funded over the term of each loan, subject in certain cases to an expiration date.
14. Includes foreign currency appreciation/depreciation, PIK interest, loan loss reserves, and the accretion of loan costs and fees.
15. Includes two subordinate risk retention interests in securitization vehicles classified as Subordinate Loans.
16. For loans closed prior to 2019.
17. Conversion to USD on date of funding.
18. Assumes exercise of all extension options.
19. Amounts and percentages may not foot due to rounding.
20. Weighted-average construction loan percentage is based on the amortized cost of the loans.
21. Both loans are secured by the same property.
22. Amortized cost for these loans is net of the recorded provisions for loan losses and impairments.
23. Both loans are secured by the same property.
24. Based upon face amount of loans.
25. Maturities reflect the fully funded amounts of the loans.
26. Future funding dates are based upon the Manager's estimates based upon the best information available to the Manager at the time. There is no assurance that the payments will occur in accordance with these estimates or at all, which could affect our operating results.
27. Unless otherwise noted, represents outstanding principal balance or liquidation preference.
28. Debt balance includes GBP & EUR converted to USD using applicable December 31, 2019 spot rate.
29. In connection with the Term Loan B, we entered into a swap to fix LIBOR at 2.12% effectively fixing our all-in coupon at 4.87%.
30. Cash includes loan proceeds held by servicer.
31. Represents amounts approved and undrawn under repurchase facilities. While these amounts were previously contractually approved and/or drawn, in certain cases, the lender's consent is required for us to (re)borrow these amounts.
32. Subject to availability of qualifying collateral assets and approval of lenders.
33. Any such hypothetical impact on interest rates on our variable rate borrowings does not consider the effect of any change in overall economic activity that could occur in a rising interest rate environment. Further, in the event of a change in interest rates of that magnitude, we may take actions to further mitigate our exposure to such a change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, this analysis assumes no changes in our financial structure. The analysis incorporates movements in USD LIBOR only.
34. In order to conform to the 2019 presentation of the reconciliation from net income available to common stockholders to Operating Earnings, $0.5 million and $0.9 million was reclassified from Foreign currency gains, net for the three months and year ended December 31, 2018, respectively.

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